As filed with the Securities and Exchange Commission on October 6, 2008

Registration No. 333-137657

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

_________________________

SIX FLAGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3995059 (I.R.S. Employer Identification No.)

_________________________

1540 Broadway, 15th Floor

New York, New York 10036

(212) 652-9403

(Address, Including Zip Code, and Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

SIX FLAGS, INC. 2006 STOCK OPTION AND INCENTIVE PLAN

SIX FLAGS, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of Plans)

JAMES COUGHLIN, ESQ.

SIX FLAGS, INC.

1540 Broadway; 15th Floor

New York, New York 10036

(212) 652-9403

(Name and Address, Including Zip Code,

and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” ”accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement (this “Amendment”) is filed by Six Flags, Inc., a Delaware corporation (the “Registrant”), and amends the Registration Statement filed on Form S-8 (File No. 333-137657) with the Securities and Exchange Commission on September 28, 2006 (the “Registration Statement”) solely as it relates to the Six Flags, Inc. 2006 Employee Stock Purchase Plan (the “Plan”). In accordance with the undertakings contained in the Registration Statement, the Registrant is filing this Amendment to deregister all securities issuable under the Plan that were previously registered under the Registration Statement and have not been sold or otherwise issued under the Plan as of the date hereof. The securities issuable under the Six Flags, Inc. 2006 Stock Option and Incentive Plan that were also registered under the Registration Statement and have not been sold or otherwise issued shall not be affected by this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 6th day of October, 2008.

SIX FLAGS, INC.
By:	/s/ Mark Shapiro
Name: Mark Shapiro
Title: President and Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mark Shapiro	President, Chief Executive Officer (Principal	October 6, 2008
Mark Shapiro	Executive Officer) and Director

/s/ Jeffrey Speed	Chief Financial Officer (Principal Financial	October 6, 2008
Jeffrey Speed	Officer)

/s/ Kyle Bradshaw	Senior Vice President, Finance and Chief	October 6, 2008
Kyle Bradshaw	Accounting Officer (Principal Accounting
Officer)

/s/ Daniel M. Snyder	Chairman of the Board and Director	October 6, 2008
Daniel M. Snyder

/s/ Charles Elliott Andrews	Director	October 6, 2008
Charles Elliott Andrews

/s/ Mark Jennings	Director	October 6, 2008
Mark Jennings

/s/ Jack F. Kemp	Director	October 6, 2008
Jack F. Kemp

/s/ Robert J. McGuire	Director	October 6, 2008
Robert J. McGuire

/s/ Perry Rogers	Director	October 6, 2008
Perry Rogers

/s/ Dwight C. Schar	Director	October 6, 2008
Dwight C. Schar

Director
Harvey Weinstein